EXHIBIT 99.1

Redemption Date Announced for Warrants

  Monday, May 6, 2024 is Last and Final Day to Exercise Warrants.
  Once Redeemed, the Warrants Will Cease to Exist and Have No Value.

AUSTIN, Texas, April 15, 2024 (GLOBE NEWSWIRE) -- Cassava Sciences, Inc. (Nasdaq: SAVA) (“Cassava Sciences” or the "Company") today announced that Monday, May 6, 2024 is the last and final day to exercise the warrants that were previously distributed to its shareholders on January 3, 2024 (the “Warrants”). Holders who exercise their Warrants will receive 1.5 shares of Cassava Sciences’ common stock per Warrant, for an effective price of approximately $22.00 per share.

Any Warrants that are not validly exercised by 5:00 p.m. New York City time on May 6, 2024 will be redeemed by the Company on May 7, 2024 (the “Redemption Date”) for a nominal payment of $0.001 per warrant (the “Redemption Price”). The Redemption Price will become due and payable with respect to each outstanding warrant on the Redemption Date. Warrants shall terminate and expire upon payment of the Redemption Price on the Redemption Date.

We highly encourage holders of Warrants to allow sufficient time for their financial institutions to process their Warrants prior to the deadline of May 6th, 5pm New York City time. There will be no opportunity to exercise warrants after this deadline.

Details of the Warrant Distribution and Bonus Share Program

On or around January 3, 2024, Company stockholders received four (4) Warrants for each ten (10) shares of the Company’s common stock held as of December 22, 2023 (the “Record Date”), rounded down to the nearest whole number for any fractional warrant.

Each Warrant entitles the holder to purchase, at the holder’s sole and exclusive election, one share of Cassava Sciences’ common stock at an initial exercise price of $33.00 per share plus the Bonus Share Fraction.

The Bonus Share Fraction entitles a holder to receive an additional 0.5 of a share of common stock for each Warrant exercised (the “Bonus Share Fraction”) without payment of any additional exercise price. The right to exercise Warrants (and thereby receive the Bonus Share Fraction) will end at 5:00 p.m. New York City time on May 6, 2024.

Prior to the Redemption Date, Warrant holders may cash-exercise their Warrants, or they may sell their Warrants on the open market.

As noted above, because the Company has elected to redeem the Warrants, Monday, May 6, 2024, is the last and final day to exercise the Warrants. Any Warrants that are not validly exercised by 5:00 p.m. New York City time on May 6, 2024, will be redeemed by the Company on the Redemption Date of May 7, 2024 for a nominal Redemption Price of $0.001 per warrant.

Cassava Sciences will receive cash proceeds only from Warrant holders who exercise their Warrants under the terms and conditions of a warrant agreement filed with the U.S. Securities and Exchange Commission (“SEC”).

For any further details regarding the Warrant distribution and the terms of the Warrants, including the provisions regarding redemption of the Warrants, see the Current Report on Form 8-K filed by the Company on January 3, 2024. The Company filed with the SEC a prospectus supplement dated January 3, 2024, under its existing shelf registration statement, registering the shares of common stock underlying the Warrants. Warrant holders should carefully read this prospectus supplement, including the Risk Factors section included and incorporated by reference therein. Warrant Holders should also carefully read the Warrant Agreement as it contains important information about the terms and conditions of the Warrants.

Questions from shareholders regarding their financial accounts will need to be addressed by their financial broker/advisor. A Q&A regarding the warrant distribution has been posted in the Investor’s section of the Company’s website, https://www.CassavaSciences.com.

About Cassava Sciences, Inc.
Cassava Sciences is a clinical-stage biotechnology company based in Austin, Texas. Our mission is to detect and treat neurodegenerative diseases, such as Alzheimer’s disease. Our novel science is based on stabilizing—but not removing—a critical protein in the brain. Simufilam, our lead product candidate, is in clinical testing in a pair of Phase 3 clinical trials in patients with Alzheimer’s disease dementia. Our product candidates have not been approved by any regulatory authority, and their safety, efficacy or other desirable attributes have not been established.

For more information, please visit: https://www.CassavaSciences.com

For More Information Contact:

Eric Schoen, Chief Financial Officer
(512) 501-2450
ESchoen@CassavaSciences.com

Cautionary Note Regarding Forward-Looking Statements:
This Press Release and the Q&A referenced in it contain forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that may include but are not limited to: the development of new treatment options for people with Alzheimer’s disease; the long-term success of the Company; the Company’s ability to raise additional capital while protecting stockholders from excessive dilution; the design, scope, completion, intended purpose, or future results of our warrant distribution; any expected clinical results of our on-going Phase 3 studies of simufilam in Alzheimer’s disease; the treatment of people with Alzheimer’s disease dementia; the safety or efficacy of simufilam in people with Alzheimer’s disease dementia; expected cash use of proceeds from the warrant distribution; the trading price and liquidly of the warrants; the continued development of an acceptable trading market for the warrants; the actual redemption of the Warrants on the Redemption Date; whether the distribution of a warrant was a taxable event; comments made by our employees regarding the warrant distribution, simufilam, and potential benefits, if any, of our product candidates. These statements may be identified by words such as “may,” “anticipate,” “believe,” “could,” “expect,” “forecast,” “intend,” “plan,” “possible,” “potential,” and other words and terms of similar meaning.

Simufilam is our investigational product candidate. It is not approved by any regulatory authority in any jurisdiction and its safety, efficacy or other desirable attributes have not been established in patients.

Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Clinical results and analyses of our previous studies should not be relied upon as predictive of Phase 3 studies or any other study. Our clinical results from earlier-stage clinical trials may not be indicative of full results or results from later-stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements or any scientific data we present or publish.

Forward looking statements are based largely on our current expectations and projections about future events. Such statements speak only as of the date of this news release and are subject to a number of risks, uncertainties and assumptions, including, but not limited to, those risks relating to the ability to conduct or complete clinical studies on expected timelines, to demonstrate the specificity, safety, efficacy or potential health benefits of our product candidates, any unanticipated impacts of the warrant distribution on our business operations, and including those described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and future reports to be filed with the SEC. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from expectations in any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking statements and events discussed in this Press Release and in the Q&A referenced in it are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, we disclaim any intention or responsibility for updating or revising any forward-looking statements contained in this news release. For further information regarding these and other risks related to our business, investors should consult our filings with the SEC, which are available on the SEC's website at www.sec.gov.

No Offer or Solicitation

This Press Release and the Q&A referenced in it shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A Form 8-A registration statement and prospectus supplement describing the terms of the warrants was filed with the Securities and Exchange Commission (the "SEC") and is available on the SEC's website located at http://www.sec.gov. Warrant holders and holders of Company common stock should read the prospectus supplement carefully, including the Risk Factors section included and incorporated by reference therein. Please read the full text of the warrant agreement carefully as it contains important information about the terms of the warrants.